SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2009 (February 19, 2009)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9901 IH 10 West, Suite 800
San Antonio, TX 78230
(Address of Principal Executive Offices)

210-477-8537
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On February 19, 2009, GenSpera, Inc. (“Company”) entered into a Securities Purchase Agreement with a number of  accredited investors (“Investors”).  Pursuant to the terms of the Securities Purchase Agreement, the Company sold the Investors units in the aggregate of approximately $700,000 (“Offering”).  The price per unit was $1.50.  Each unit consists of: (i) one share of the Company’s common stock (“Shares”); and (ii) one half Common Stock Purchase Warrant (“Warrants”).  The Warrants have a term of five years and allow the Investors to purchase the Company’s common shares at a price per share of $3.00.  The Warrants also contain anti-dilution protection in the event of stock splits, stock dividends and other similar transactions.

The Company also entered in a Registration Rights Agreement with the Investors granting the Investors certain registration rights with regard to the Shares and the shares underlying the Warrants.  The Registration Rights Agreement provides for penalties in the event the Company: (i) fails to file a registration statement containing the registrable securities within 120 days of the closing date or have such registration statement declared effective within 270 days of the closing date; or (ii) fails to maintain the registration statement effective until all the securities registered therein are sold or are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

As a result of the Offering, the anti-dilution provisions in Company’s Warrants issued during the July and August 2008 financing were triggered.  These anti-dilution provisions resulted in the exercise price of these warrants being reduced from $2.00 from $1.50.  Additionally, the Company is obligated to issue holders of these warrants an additional 506,754 additional warrants, which the Company is obligated to file a registration statement for the common stock underlying such warrants pursuant to the registration rights agreement entered into in connection with the July and August 2008 financing.

The foregoing summaries of each of the Securities Purchase Agreement, Common Stock Purchase Warrant, the Registration Rights Agreement, the Common Stock Purchase Warrant issued in July and August of 2008 and the Registration Rights Agreement for the July and August 2008 financing are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, 10.03, 10.04 and 10.05 respectively, and each of which is incorporated herein in its entirety by reference.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01                          Financial Statement and Exhibits.

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.01	Form of Securities Purchase Agreement	*

10.02	Form of Common Stock Purchase Warrant	*

10.03	Form of Registration Rights Agreement	*

10.04	Form of Warrant – July and August 2008 private placement		S-1	4.10	333-153829	10/03/08

10.05	Form of Registration Rights Agreement – July and August 2008 private placement		S-1	4.09	333-153829	10/03/08

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

Dated: February 20, 2009

INDEX OF EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
10.01	Form of Securities Purchase Agreement	*

10.02	Form of Common Stock Purchase Warrant	*

10.03	Form of Registration Rights Agreement	*

10.04	Form of Warrant – July and August 2008 private placement		S-1	4.10	333-153829	10/03/08

10.05	Form of Registration Rights Agreement – July and August 2008 private placement		S-1	4.09	333-153829	10/03/08